Exhibit 10.12

                      SEVERANCE AND EMPLOYMENT AGREEMENT


1.    Recitals

      (a) This Severance and Employment Agreement ("Agreement") is between Odd Job Store, Inc. (the "Company"), and _________ (the "Employee") dated March 27, 2003. This Agreement is in addition to, and not in lieu of, any other employment agreement between the Company and Employee.

      (b) The address of the Company is 200 Helen Street, South Plainfield, New Jersey 07080. The address of the Employee is
                  _________________________________.

      (c) The Employee is currently employed by the Company in the capacity of __-________________________, and the Employee is one of the key employees of the Company.

      (d) In consideration of the mutual promises contained herein and other good and valuable consideration, the Employee and the Company have entered into this Agreement.

2.    Term of Agreement

      The Term of this Agreement shall commence on the date hereof and continue until March 31, 2005; provided, however, that if a Change in Control (as defined in Section 3 below) occurs prior to March 31, 2005, the termination date of the Agreement shall be the second anniversary of such Change in Control (the "Term of Agreement").


 3.   Change in Control

      No benefit shall be payable hereunder (and Sections 4 through 10 and 18 shall not be applicable) unless a change in control of the Company shall have occurred within the Term of Agreement and the Employee's employment by the Company shall have been terminated within two years thereafter. For purposes of this Agreement, a "change in control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any similar item or successor schedule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if and at such times as (i) any "person" (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange
Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the voting power of the Company's then outstanding securities (excluding any current owner of 50% or more of the outstanding stock) or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director during such two year period was approved by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of said two-year period. The date on which the change in control occurs shall be known as the "Change in Control Date."

4.    Notice of Termination

      Any termination of the Employee's employment by the Company or the Employee shall be communicated by written Notice of Termination to the other party thereto and shall specify the date of termination and indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

5     Compensation

      The Employee shall be entitled, while employed by the Company, to receive for the remainder of the Term of Agreement an annual base salary (the "Base Salary"), payable in equal semi-monthly, bi-weekly, or weekly installments, at an annual rate at least equal to the aggregate annual base salary payable to the Employee as of the Effective Date. The Base Salary may be increased (but may not be decreased) at any time and from time to time by action of the Board of Directors of the Company, any committee thereof, or any individual having authority to take such action, in accordance with the Company's regular practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Company hereunder. In the event of termination of employment, the Employee shall be entitled to the severance provided in Sections 7, 8, 9 or 10, as applicable.

6.    Benefit Plans

      (a) The Company agrees to continue in effect any perquisite, benefit or compensation plan (including its annual bonus plan, long-term incentive plan, section 401(k) plan, dental plan, life insurance plan, health and accident plan, or disability plan), in which the Employee is participating as of the date prior to the Effective Date (collectively referred to as the "Benefit Plans"); or to maintain plans providing substantially similar benefits, unless the continuation of any such plan (or similar plan) would not, in the good faith discretion of the Company, be an economically reasonable decision, taking into account all facts and circumstances;

      (b)          Other than as provided in paragraph (a), the Company  agrees not to take any action that would adversely affect the Employee's participation in, or materially reduce the benefits under, any of the Benefit Plans or deprive the Employee of any material fringe benefit currently enjoyed; and

      (c) The Company agrees to provide the Employee with the number of paid vacation days to which he or she is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof.

1.    Termination for Cause

      (a) The Company may terminate the Employee's employment for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate employment hereunder only (i) if termination shall have been the result of an act or acts of dishonesty by the Employee constituting a felony and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company; or (ii) upon the willful and continued failure by the Employee substantially to perform his or her duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Company, which demand specifically identifies the manner in which the Company believes that the Employee has not substantially performed his or her duties, and such failure results in demonstrably material injury to the Company. The Employee's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Employee was not legally entitled, or (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company, or (iv) any act or omission in respect of which a determination be made that the Employee met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Regulations of the Company or the laws of the State of Ohio, in each case as in effect at the time of such act or omission.

      (b) If the Employee's employment shall be terminated for Cause, the Company shall pay the Employee his or her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Employee under this Agreement.

1.    Termination for Death or Disability

      (a) The Company may terminate this Agreement on account of the Employee's death or for "Disability" if the Employee is "Disabled." For purposes of this Agreement, the Employee shall be considered Disabled only if, as a result of his or her incapacity due to physical or mental illness, he or she shall have been absent from his or her duties with the Company on a full-time basis for a period of ninety (90) consecutive days.

      (b) If the Company terminates this Agreement on account of the Employee's death or because the Employee is Disabled, the Company shall pay to the Employee (or his or her successors) the amounts, and provide to the Employee the benefits,
                  specified  in  Sections  5  and  6  through   the   Date   of
                  Termination.

1.    Termination of Employment by the Employee for Good Reason

      (a)The Employee may terminate his or her employment for Good Reason. For purposes of this Agreement, Good Reason will exist if any one or more of the following occur:

            (i) Failure by the Company to honor any of its obligations under Sections 5, 6, or 8; or

            (ii) A material adverse change in the nature or scope of the functions, responsibilities or duties attached to the position with the Company which the Employee held immediately prior to the Effective Date, without the prior written consent of the Employee, which is not remedied within 10 calendar days after receipt by the Company of written notice from the Employee of such change; or

            (iii) A determination by the Employee made in good faith that as a result of a change in control following the Effective Date there has been a change in circumstances that significantly affects his or her position, including without limitation a material change in the scope of the business or other activities for which he or she was responsible immediately prior to the Effective Date, he or she has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Employee immediately prior to the Effective Date, which situation is not remedied within 10 calendar days after written notice to the Company from the Employee of such determination; or

            (iv) The Company shall relocate its principal executive offices, or require the Employee to have his or her principal location of work changed, to any location which is in excess of 50 miles from the location thereof immediately prior to the Effective Date or to travel away from his or her office in the course of discharging his or her responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him or her prior to the Effective Date without, in either case, his or her prior written consent.

1.    Compensation Upon Certain Terminations

      (a) If the Company shall terminate the Employee's employment other than pursuant to Sections 7 or 8 hereof or if the Employee shall terminate his or her employment for Good Reason pursuant to Section 9 hereof, then the Company shall pay to the Employee in a lump sum on the fifth business day following the Date of Termination, the following amounts:

            (i) If the termination occurs within the period commencing on the Change in Control Date and ending on the date six (6) months after the Change in Control ___ (__) months of Employee's then current base salary; or

            (ii) If the termination occurs within the period commencing six (6) months and a day after the Change in Control Date and ending on the second anniversary of the Change of Control Date, one-half of the benefit payable under clause (i) above; provided, however, that no severance payment under this clause (ii) shall be less than three
                        (3) months of Employee's then current base salary.

      (b) If the Company shall terminate the Employee's employment other than pursuant to Sections 7 or 8 hereof or if the Employee shall terminate his or her employment for Good Reason pursuant to Section 9 hereof, then the Company shall continue in effect, at the Company's cost, the medical, dental, life insurance, and health and accident plans in effect in which the Employee is participating as of the Date of Termination for a period of three months.

      (c) It is the intention of the parties that this Agreement provides special benefits to the Employee. If benefits shall be payable pursuant to this Agreement due to a cause compensable under any employment agreement or severance program applicable to Employee, benefits pursuant to this Agreement shall be in lieu of, and not duplicative of, corresponding benefits under such agreement or program.

1.    Successors, Binding Agreement

      The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as would apply if the Employee terminated his or her employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable hereunder had the Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his or her devisee, legatee, or other designee or, if there be no such designee, to his or her estate.

2.    Notice

      Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

3.    Miscellaneous

      No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which is not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey.

4.    Validity

      The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


5.    Counterparts

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

6.    Arbitration

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Newark, New Jersey in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Employee his or her full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given and continue him or her as a participant in all compensation, benefit and insurance plans in which he or she was then participating, until the dispute is finally resolved. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of his or her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

7.    Withholding of Taxes

      The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

8.    Legal Fees and Expenses

      It is the intent of the Company that the Employee not be required to incur the legal expenses associated with the enforcement of his or her rights under this Agreement by litigation or other legal action in the event that the Employee is the prevailing party in the dispute. Accordingly, if it should appear to Employee that the Company has failed to comply with any of its obligations under this Agreement or in the event the Company or any other person takes any action to declare this Agreement void or unenforceable, or institute any legal action to designed to deny, or to recover from, Employee the benefits intended to be provided to Employee hereunder, the Company irrevocably authorizes the Employee from time to time to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to represent the Employee in connection with the interpretation or enforcement of this Agreement, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Employee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Employee agree that a confidential relationship shall exist between the Employee and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Employee under this Section 18; provided, however, that Employee shall be obligated to reimburse the expense of the Company for his or her counsel fees and related expenses that the Company has paid on Employee's behalf in the event that Employee is not the prevailing party in the dispute.

                                    ODD JOB STORES, INC.


                                    By:
                                       ----------------------------
                                       Name:
                                            -----------------------
                                       Its:
                                            -----------------------



Dated:  April ___, 2003            --------------------------------